Exhibit 10.20

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of March 26, 2014 (the “Effective Date”) between SILICON VALLEY BANK, a California corporation (“Bank”), and IMPINJ, INC., a Delaware corporation (“Borrower”), amends and restates in its entirety that certain Amended and Restated Loan and Security Agreement between Borrower and Bank dated as of December 5, 2011 (as subsequently amended prior to the date hereof, the “Original Agreement”) and provides the terms on which Bank shall lend to Borrower, and Borrower shall repay Bank. The parties agree as follows:

1. ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2. LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with the terms of the applicable Loan Documents.

2.1.1 Revolving Advances.

(a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.1.2 Term A Loan.

(a) Availability. Bank has previously made a term loan to Borrower in an aggregate principal amount equal to Eight Million Dollars ($8,000,000) (the “Term A Loan”). As of the Effective Date the outstanding principal amount of the Term A Loan is Six Million Two Hundred Twenty Two Thousand Two Hundred Twenty Two Dollars and Twenty Four Cents ($6,222,222.24).

(b) Repayment. The Term A Loan shall continue to be payable in (i) equal payments of principal in an amount equal to Two Hundred Thousand Two Hundred Twenty Two Dollars and Twenty Two Cents ($222,222.22) plus (ii) monthly payments of accrued interest on the last day of each month. All unpaid principal and interest on the Term A Loan shall be due on the Term A Loan Maturity Date.

(c) Prepayment. At Borrower’s option, Borrower shall have the option to prepay all, but not less than all, of the Term A Loan advanced by Bank under this Agreement, provided Borrower (a) provides written

*** Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

notice to Bank of its election to prepay the Term A Loan at least ten (10) days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the Term A Loan through the date the prepayment is made; (ii) all unpaid principal with respect to the Term A Loan; (iii) the Term A Loan Prepayment Fee; and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement; provided however, the Term A Loan Prepayment Fee shall not be payable if Borrower refinances the Term A Loan with another division of Bank.

2.1.3 Term B Loan.

(a) Availability. On the Effective Date, Bank shall make a term loan to Borrower in an aggregate principal amount equal to Four Million Dollars ($4,000,000) (the “Term B Loan”, and together with the Term A Loan, the “Term Loans”), which shall be used to refinance the Obligations under the Mezzanine Loan Agreement.

(b) Repayment. The Term B Loan shall be interest only through the end of the Term B Loan Interest Only Period with interest payable on the first day of each month. Any amount of the Term B Loan that is outstanding as of the last day of the Term B Loan Interest Only Period shall be payable in (i) twenty six (26) equal payments of principal plus (ii) monthly payments of accrued interest beginning on February 1, 2015 and continuing on the first day of each month thereafter. All unpaid principal and interest on the Term B Loan shall be due on the Term B Loan Maturity Date.

(c) Prepayment. At Borrower’s option, Borrower shall have the option to prepay all, but not less than all, of the Term B Loan advanced by Bank under this Agreement, provided Borrower (a) provides written notice to Bank of its election to prepay the Term B Loan at least ten (10) days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the Term B Loan through the date the prepayment is made; (ii) all unpaid principal with respect to the Term B Loan; (iii) the Term B Loan Prepayment Fee; and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement; provided however, the Term B Loan Prepayment Fee shall not be payable if Borrower refinances the Term B Loan with another division of Bank.

2.2 Overadvances. If, at any time, the sum of the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.

2.3 Payment of Interest on the Credit Extensions.

(a) Interest Rate.

(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus the Applicable Margin which interest shall be payable monthly in accordance with Section 2.3(e) below.

(ii) Term A Loan. Subject to Section 2.3(b), the principal amount outstanding for the Term A Loan shall accrue interest at a floating per annum rate equal to (i) two and one quarter percent (2.25%) above the Prime Rate during the Term A Loan Interest Only Period and (ii) one and one quarter percent (1.25%) above the Prime Rate after expiration of the Term A Loan Interest Only Period which interest shall, in either case, be payable monthly in accordance with Section 2.3(e) below.

(iii) Term B Loan. Subject to Section 2.3(b), the principal amount outstanding for the Term B Loan shall accrue interest at a floating per annum rate equal to (i) three and one quarter percent (3.25%) above the Prime Rate during the Term B Loan Interest Only Period and (ii) two and three quarters percent (2.75%) above the Prime Rate after expiration of the Term B Loan Interest Only Period which interest shall, in either case, be payable monthly in accordance with Section 2.3(e) below.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.00%) above the rate that is otherwise applicable thereto (the “Default Rate”) unless Bank otherwise elects from time to time in its sole discretion to impose a smaller increase. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d) Debit of Accounts. Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

(e) Payment; Interest Computation; Float Charge. Interest is payable monthly on the last calendar day of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all Payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. In addition, Bank shall be entitled to charge Borrower a “float” charge in an amount equal to two (2) Business Days interest, at the interest rate applicable to the Advances whether or not any Advances are outstanding, on all Payments received by Bank. The float charge for each month shall be payable on the last day of the month. Bank shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Bank in its good faith business judgment, and Bank may charge Borrower’s Designated Deposit Account for the amount of any item of payment which is returned to Bank unpaid.

2.4 Fees. Borrower shall pay to Bank:

(a) Revolving Line Commitment Fee. A fully earned, non-refundable facility fee in an amount equal to Fifteen Thousand Dollars ($15,000) on the Effective Date and on each anniversary thereof;

(b) Term A Loan Prepayment Fee. The Term A Loan Prepayment Fee when due pursuant to the terms of Section 2.1.2(c);

(c) Term B Loan Prepayment Fee. The Term B Loan Prepayment Fee when due pursuant to the terms of Section 2.1.3(c);

(d) Term B Loan Commitment Fee. A fully earned, non-refundable facility fee in an amount equal to Twenty Thousand Dollars ($20,000) on the Effective Date;

(e) Unused Fee. A fee (the “Unused Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to one fifth of one percent (0.20%) per annum of the average daily unused portion of the Revolving Line taking into account all outstanding Credit Extensions thereunder, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder;

(f) Collateral Monitoring Fee. For each month where a Streamline Period was not in effect at all times during such month, a monthly collateral monitoring fee of Five Hundred Dollars ($500), payable in arrears on the last day of each month (prorated for any partial month at the beginning and upon termination of this Agreement); and

(g) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) as of the Effective Date) incurred through and after the Effective Date, when due.

2.5 Payments; Application of Payments.

(a) All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) At any time when a Streamline Period is not in effect, Bank shall apply the whole or any part of collected funds against the Revolving Line. At any time when a Streamline Period is in effect, Bank shall credit such collected funds to a depository account of Borrower with Bank (or an account maintained by an Affiliate of Bank), the order and method of such application to be in the sole discretion of Bank. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement

2.6 Mandatory Prepayment. If Borrower receives a notice of redemption election from the requisite stockholders of Borrower pursuant to the terms of its certificate of incorporation, as amended (the “Charter”), which requires Borrower to repurchase capital stock of such stockholders pursuant to the terms of its Charter and if Borrower is legally permitted to repurchase such capital stock under applicable law, then Borrower shall notify Bank of such redemption notice not less than twenty (20) days prior to the required date of repurchase of such capital stock pursuant to the terms of the Charter, and at Bank’s written election, Bank may require that Borrower be required to prepay all or a portion of the outstanding Obligations under this Agreement five (5) Business Days prior to the required date of repurchase of such capital stock pursuant to the terms of the Charter.”

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed original signatures to the Loan Documents;

(b) duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(c) the Perfection Certificate of Borrower, together with the duly executed original signatures thereto;

(d) satisfactory to Bank that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

(e) payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof.

3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) except as otherwise provided in Section 3.5(a), timely receipt of an executed Transaction Report;

(b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Transaction Report and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c) in Bank’s sole discretion, there has not been a Material Adverse Change.

3.3 Intentionally Omitted.

3.4 Covenant to Deliver. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.5 Procedures for Borrowing.

(a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

4.2 Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment consistent with Bank’s then current practice for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to one hundred ten percent (110%) of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.3 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other person, shall be deemed to violate the rights of Bank under the Code.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower, entitled “Perfection Certificate”. Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2 Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

All Inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3 Accounts Receivable; Inventory.

(a) For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall be an Eligible Account.

(b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. If an Event of Default has occurred and is continuing, Bank may notify any Account Debtor owing Borrower money of Bank’s security interest in such funds and verify the amount of such Eligible Account. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Transaction Report. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

(c) For any item of Inventory consisting of Eligible Inventory in any Transaction Report, such Inventory (i) consists of (A) finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, packaging or shipping materials, or supplies or (B) raw materials or works in process; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; and (v) is located at the locations identified by Borrower in the Perfection Certificate where it maintains Inventory or such other locations as updated from time to time by written notice to Bank and for which an effective landlord waiver or bailee agreement in form and substance acceptable to Bank is in place.

5.4 Litigation. Except as otherwise disclosed to Bank, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000).

5.5 Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.6 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.7 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used. in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

5.8 Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.9 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower, except, in each case, where the failure to file such returns or reports, or to pay such taxes, assessments, deposits and contributions could not reasonably be expected to have a material adverse effect on Borrower’s business. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.11 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

6. AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1 Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.

(b) Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2 Financial Statements, Reports, Certificates. Deliver to Bank:

(a) Borrowing Base Reports. Within thirty (30) days after the last day of each month, (i) aged listings of foreign and domestic accounts receivable and accounts payable (by invoice date), (ii) a report of deferred revenue (if requested) and (iii) perpetual inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Bank in its good faith business judgment (the “Borrowing Base Reports”);

(b) Transaction Reports. Within thirty (30) days after the last day of each month and together with the Borrowing Base Reports, a duly completed Transaction Report signed by a Responsible Officer;

(c) Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);

(d) Monthly Compliance Certificate. Within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank shall reasonably request;

(e) Annual Audited Financial Statements. As soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (or qualified only for going concern so long as Borrower’s investors provide additional equity as needed) on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion;

(f) Other Statements. Within ten (10) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;

(g) Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000) or more;

(h) Projections. As soon as available, but no later than fifteen (15) days after the last day of Borrower’s fiscal year, board approved financial projections.

(i) 409A Valuation. Within thirty (30) days of completion, any 409A valuation report with respect to Borrower.

(j) Other Financial information. Such other budgets, sales projections, operating plans and other financial information reasonably requested by Bank.

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000).

6.4 Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required material tax returns and reports and timely pay, and require each of’ its Subsidiaries to timely pay, all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee and waive subrogation against Bank. All liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent. During the continuance of an Event of Default, proceeds payable under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy toward the replacement or repair of destroyed or damaged property (or the purchase of other property otherwise useful in the Borrower’s business); provided that any such replaced or repaired property shall be deemed Collateral in which Bank has been granted a first priority security interest.

6.6 Operating Accounts.

(a) Maintain its primary and its Subsidiaries’ primary operating and other deposit accounts with Bank and maintain all its and all its Subsidiaries investment accounts with Bank and Bank’s Affiliates.

(b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such or (ii) Borrower’s account numbers L/C 621649-44 and L/C 621650-41 held at Comerica Bank to secure certain letters of credit in the original face amount of Seven Hundred Fifty Thousand Dollars ($750,000) (collectively, the deposit accounts referred to in clauses (i) and (ii) shall be referred to as the “Excluded Accounts”).

6.7 Financial Covenants. Maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower:

(a) Tangible Net Worth. A Tangible Net Worth of not less than (i) Five Hundred Thousand Dollars ($500,000) from March 31, 2014 through June 30, 2014 and (ii) negative One Million Dollars ($1,000,000) from July 31, 2014 and thereafter, in any case stepping up as of the last day of each quarter, beginning December 31, 2014, by an amount equal to (without duplication) (X) fifty percent (50%) of Net Income (with no reduction for Net Loss), plus (Y) fifty percent (50%) of any New Capital received by Borrower.

(b) Liquidity Ratio. A ratio of (I) unrestricted cash at Bank or Bank’s Affiliates (subject to a Control Agreement) plus net Accounts receivable to (II) all Indebtedness (excluding Indebtedness owed to Bank from credit cards) owing from Borrower to Bank of not less than (i) 1.15 to 1.00 on the last day of each calendar quarter and (ii) 1.00:1.00 on the last day of the first two (2) months of each calendar quarter.

6.8 Protection of Intellectual Property Rights.

(a) (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Bank in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b) Provide written notice to Bank within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall use its commercially reasonable efforts to take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

6.9 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.10 Access to Collateral; Books and Records. Allow Bank, or its agents, at reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be Eight Hundred Fifty Dollars ($850) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of One Thousand Dollars ($1,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

6.11 Formation or Acquisition of Subsidiaries. At the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date, Borrower shall (a) cause such new Subsidiary to provide to Bank a joinder to the Loan Agreement to cause such Subsidiary to become a co-borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank, and (c) provide to Bank all other documentation in form and substance satisfactory to Bank which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.

6.12 Accounts Receivable.

(a) Schedules and Documents Relating to Accounts. Borrower shall deliver to Bank transaction reports and schedules of collections, as provided in Section 6.2, on Bank’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Borrower’s Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If requested by Bank, Borrower shall furnish Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrower shall deliver to Bank, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

(b) Disputes. Borrower shall promptly notify Bank of all disputes or claims relating to Accounts. Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank and (ii) no Event of Default has occurred and is continuing.

(c) Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until an Event of Default has occurred and is continuing. Bank shall require that all proceeds of Accounts be deposited by Borrower into a lockbox account, or such other “blocked account” as specified by Bank, pursuant to a blocked account agreement in such form as Bank may specify in its good faith business judgment. Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to an account maintained with Bank to be applied (i) prior to an Event of Default, pursuant to the terms of Section 2.5(b) hereof, and (ii) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof.

(d) Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Bank, upon request from Bank. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall immediately notify Bank of the return of the Inventory.

(e) Verification. During the existence of an Event of Default, Bank may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose.

(f) No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.

6.13 Remittance of Proceeds. Except as otherwise provided in Section 6.12(c), deliver, in kind, all proceeds arising from Accounts to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations (a) prior to an Event of Default, pursuant to the terms of Section 2.5(b) hereof, and (b) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of Twenty Five Thousand Dollars ($25,000) or less (for all such transactions in any fiscal year). Borrower agrees that it will maintain all proceeds of Accounts in an account maintained with Bank. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

6.14 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

7. NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment (c) in connection with Permitted Liens and Permitted Investments; and (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States.

7.2 Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change in Key Person where the Company’s Board of Directors does not replace such Key Person with a replacement reasonably acceptable to Bank within ninety (90) days of such change or (ii) consummate any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty percent (40%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction).

Borrower shall not, without at least ten (10) Business Days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than

Fifty Thousand Dollars ($50,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Fifty Thousand Dollars ($50,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000) to a bailee (other than with respect to Borrower’s warehouse in Penang, Malaysia), and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except that a Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except with respect to transactions otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof; (ii) Borrower may pay dividends solely in common stock; (iii) Borrower may repurchase the stock of former employees, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Two Hundred Fifty Thousand Dollars ($250,000) per fiscal year; and (iv) subject to the notice and mandatory payment provisions of Section 2.6 hereof, Borrower may repurchase capital stock pursuant to the terms of its Charter; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date, the Tranche A Term Maturity Date or the Tranche B Term Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.10, 6.11, 6.12 or 6.13 or violates any covenant in Section 7; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any of the other Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary) on deposit or otherwise maintained with Bank or any Bank Affiliate, or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business;

8.5 Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000); or (b) any default by Borrower or Guarantor , the result of which could have a material adverse effect on Borrower’s or any Guarantor’s business.

8.7 Judgments. One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and the same are not, within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, stay, or bonding of such judgment, order, or decree);

8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9 Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement; or

8.10 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and in the case of clause (a) or clause (b) such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to result in a Material Adverse Change.

9. BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) demand that Borrower (i) deposit cash with Bank in an amount equal to one hundred percent (100%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Forward Contracts;

(e) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds, and verify the amount of such account;

(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j) demand and receive possession of Borrower’s Books; and

(k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10. NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	IMPINJ, INC. 701 N. 34th Street, Suite 300 Seattle, WA 98103 Attn: Evan Fein, CFO Fax: Email:

If to Bank:	Silicon Valley Bank 901 5th Avenue, Suite 3900 Seattle, WA 98164 Attn: Nathan Sackett Fax: Email:

11. CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies, The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12. GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms of the Warrant)

12.2 Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement,

12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.6 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party Against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) disclosed to Bank by a third party if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use the confidential information for reporting purposes and the development and distribution of databases and market analysis so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement

12.10 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement

12.16 Effect of Amendment and Restatement. Except as otherwise set forth herein, this Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

12.17 Termination of Mezzanine Loan Documents and EX-IM Loan Documents. Bank and Borrower hereby agree that upon execution hereof and funding of the Term B Loan to repay all Obligations under the Mezzanine Loan Documents (and repayment of any other Obligations under the Mezzanine Loan Documents and the EX-IM Loan Documents), the Mezzanine Loan Documents and EX-IM Loan Documents shall be deemed terminated and Bank and Borrower shall have no further obligations thereunder.

13. DEFINITIONS

13.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings;

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Advance” or “Advances” means an advance (or advances) under the Revolving Line.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Applicable Margin” is (i) two percent (2.00%) at all times when a Streamline Period is in effect and (ii) two and one half percent (2.50%) at all times when a Streamline Period is not in effect.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base (subject to any caps contained in the definition of the Eligible Accounts) minus (b) the outstanding principal balance of any Advances.

“Bank” is defined in the preamble hereof.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Base” is (i) eighty five percent (85%) of Eligible Accounts plus (ii) the lesser of (a) forty percent (40%) of Eligible Inventory or (b) Three Million Dollars ($3,000,000), all as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may, upon fifteen (15) days’ prior written notice, decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect such Eligible Accounts or Eligible Inventory.

“Borrowing Base Report” is defined in Section 6.2(a).

“Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit E.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Charter” is defined in Section 2.6.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of

California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit D.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Advance, the Term Loans or any other extension of credit by Bank for Borrower’s benefit

“Default Rate” is defined in Section 2.3(b).

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account, account number 3300461279, maintained with Bank.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency,

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Effective Date” is defined in the preamble hereof.

“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3. Bank reserves the right at any time after the Effective Date and upon fifteen (15) days prior written notice to Borrower, to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:

(a) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent.

(b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

(c) Accounts with credit balances over ninety (90) days from invoice date;

(d) Accounts owing from an Account Debtor, in which fifty percent (50%) or more of the Accounts have not been paid within ninety (90) days of invoice date;

(e) Accounts owing from an Account Debtor which does not have its principal place of business in the United States other than (i) *** or in each case, any of their affiliates that have been approved in writing by Bank and only to the extent the value of such Accounts, together with the Accounts described in subsection (f) below, do not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate and (ii) Eligible foreign Accounts;

(f) Accounts billed and/or payable outside of the United States other than accounts where the account debtor is *** or in each case, any of their affiliates that have been approved in writing by Bank and only to the extent the value of such Accounts, together with the Accounts described in subsection (e)(i) above, do not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate;

(g) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise – sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

*** Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

(h) Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

(i) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(j) Accounts for demonstration or promotional equipment, or in -which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(k) Accounts owing from an Account Debtor that has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(l) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(m) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(n) Accounts subject to trust provisions, subrogation rights of a bonding company, or statutory trust;

(o) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (1) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(p) Accounts for which the Account Debtor has not been invoiced;

(q) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(r) Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond 90 days;

(s) Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor (but only to the extent the chargeback is determined invalid and subsequently collected by Borrower);

(t) Accounts that constitute Deferred Revenue offsets;

(u) Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);

(v) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(w) Accounts for which Bank in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.

“Eligible Foreign Accounts” means Accounts for which the Account Debtor has a principal place of business in a country that complies with EX-IM’s county limitation schedule and which are otherwise Eligible Accounts; provided, however, the aggregate value of such Accounts shall not exceed fifty percent (50%) of Eligible Accounts.

“Eligible Inventory” means, at any time, the aggregate of Borrower’s Inventory that (a) consists of (A) finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, packaging or shipping materials, or supplies or (B) raw materials or works in process; (b) meets all applicable governmental standards; (c) has been manufactured in compliance with the Fair Labor Standards Act; (d) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; (e) is located at Borrower’s main location, at 716 North 34th Street, Suite 100A, Seattle WA 98103, such other locations identified by Borrower in the Perfection Certificate or such other locations as updated from time to time by written notice to Bank and for which an effective landlord waiver or bailee agreement in form and substance acceptable to Bank is in place; and (f) is otherwise acceptable to Bank in its good faith business judgment.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Excluded Accounts” is defined in Section 6.6.

“EX-IM” means the Export-Import Bank of the United States of America.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“February 2011 Warrant” is that certain Warrant to Purchase Stock delivered by Borrower to Bank on February 1, 2011.

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Borrower’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source, object or programming code and software;

(d) any and all design rights which may be available to a Borrower;

(e) any and all published and unpublished works of authorship (including, without limitation, databases and compilations of information);

(f) any and all internet domain names (including any right related to the registration thereof), trade names, brand names, d/b/a’s, logos, symbols, and trade dress;

(g) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(h) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“July 2012 Warrant” is that certain Warrant to Purchase Stock delivered by borrower to Bank on the July 13, 2012.

“Key Person” means each of (i) Evan Fein, CFO and (ii) William Colleran – CEO.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Mezzanine Loan Agreement” means that certain Loan and Security Agreement by and between Borrower and Bank dated as of March 25, 2011.

“Monthly Financial Statements” is defined in Section 6.2(c),

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“New Capital” means, without duplication, New Equity and New Subordinated Debt.

“New Equity” means net cash proceeds received by Borrower after the Effective Date from the sale of Borrower’s equity securities.

“New Subordinated Debt” means Subordinated Debt proceeds received by Borrower after the Effective Date.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Original Warrant” is that certain Warrant to Purchase Stock delivered by Borrower to Bank on June 2, 2010.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment” means all checks, wire transfers and other items of payment received by Bank (including proceeds of Accounts and payment of the Obligations in full) for credit to Borrower’s outstanding Credit Extensions or, if the balance of the Credit Extensions has been reduced to zero, for credit to its deposit accounts.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) Indebtedness secured by Liens permitted under clauses (a), (c) and (j) of the definition of “Permitted Liens” hereunder;

(g) other Indebtedness in an aggregate principal amount not to exceed Fifty Thousand Dollars ($50,000) at any time; and

(h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate and;

(b) (i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Bank;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d) Investments consisting of deposit accounts in which Bank has a perfected security interest and Investments consisting of the Excluded Accounts;

(e) Investments accepted in connection with Transfers permitted by Section 7.1;

(f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of; and other disputes with, customers or suppliers arising in the ordinary course of business;

(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary; and

(i) Investments in an amount not to exceed Fifty Thousand Dollars ($50,000) in any calendar year.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Million Dollars ($1,000,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(h) non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States;

(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(j) Liens in favor of Comerica Bank in Borrower’s account numbers L/C 621649-44 and L/C 621650-41 held at such financial institution to secure certain letters of credit in the original face amount of Seven Hundred Fifty Thousand Dollars ($750,000); and

(k) Liens in favor of other financial institutions arising in connection with (i) the Excluded Accounts and (ii) Borrower’s other deposit and/or securities accounts held at such institutions, provided that in the case of accounts described in clause (ii) above, Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street journal, provided however, if such rate becomes unavailable, there after the “Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its good faith business judgment, reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer, Senior Vice President of Finance and Controller of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.

“Revolving Line” is an Advance or Advances in an amount equal to Ten Million Dollars ($10,000,000).

“Revolving Line Maturity Date” is December 31, 2015.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Streamline Period” means any period of time where (i) Borrower’s cash held at Bank and Bank’s Affiliates subject to a Control Agreement plus (ii) the Availability Amount was greater than or equal to Eight Million Five Hundred Thousand Dollars ($8,500,000), provided, that if the Availability Amount is less than Eight Million Five Hundred Thousand Dollars ($8,500,000) at any time after the Effective Date, then any existing Streamline Period shall immediately end and a new Streamline Period shall not begin until (i) Borrower’s cash held at Bank and Bank’s Affiliates subject to a Control Agreement plus (ii) the Availability Amount shall be greater than or equal to Eight Million Five Hundred Thousand Dollars ($8,500,000) for a period of sixty (60) consecutive days, provided further that upon the occurrence of an Event of Default any Streamline Period shall immediately end and a new Streamline Period may not begin until (i) such Event of Default has been cured to Bank’s satisfaction and (i) Borrower’s cash held at Bank and Bank’s Affiliates subject to a Control Agreement plus (ii) the Availability Amount shall be greater than or equal to Eight Million Five Hundred Thousand Dollars ($8,500,000) for a period of sixty (60) consecutive days thereafter.

“Subordinated Debt” is Indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Tangible Net Worth” is, on any date, without duplication, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, Patents, Trademarks, Copyrights, and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from consolidated total assets, minus (b) Total Liabilities, plus (c) Subordinated Debt.

“Term A Loan” is defined in Section 2.1.2

“Term A Loan Maturity Date” is July 1, 2016.

“Term A Loan Prepayment Fee” means a fee equal to (i) One Hundred Sixty Thousand Dollars ($160,000) if the Term A Loan is prepaid on or prior to July 13, 2014 and (iii) Eighty Thousand Dollars ($80,000) if the Term A Loan is prepaid after July 13, 2014 but on or prior to July 13, 2015.

“Term B Loan” is defined in Section 2.1.3.

“Term B Loan Interest Only Period” is the period of time from the Effective Date through January 31, 2015.

“Term B Loan Maturity Date” is March 26, 2017.

“Term B Loan Prepayment Fee” means a fee equal to (i) Eighty Thousand Dollars ($80,000) if the Term B Loan is prepaid on or prior to the first anniversary of the Effective Date and (ii) Forty Thousand Dollars ($40,000) if the Term B Loan is prepaid after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transaction Report” is that certain certificate in the form attached hereto as Exhibit C.

“Transfer” is defined in Section 7.1.

“Warrant” means, collectively, the Original Warrant, the February 2011 Warrant and the July 2012 Warrant.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER: IMPINJ, INC.

By	/s/ Evan Fein
Name:	Evan Fein
Title:	CFO

BANK:

SILICON VALLEY BANK

By	/s/ Nathan Sackett
Name:	Nathan Sackett
Title:	VP

[Signature Page to Second Amended and Restated Loan and Security Agreement]

FIRST AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 29th day of September, 2014, by and between Silicon Valley Bank (“Bank”) and Impinj, Inc., a Delaware corporation (“Borrower”) whose address is 701 N. 34th Street, Suite 300, Seattle, WA 98103.

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of March 26, 2014, (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) modify the financial covenants and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.7 (Financial Covenants). Section 6.7(a) is amended in its entirety and replaced with the following:

“(a) Tangible Net Worth. Tangible Net Worth of not less than Zero Dollars ($0.00), measured monthly beginning with the month ending September 30, 2014 and, stepping up as of the last day of each quarter, beginning on December 31, 2014, by an amount equal to (without duplication) (X) fifty percent (50%) of Net Income (with no reduction for Net Loss), plus (Y) fifty percent (50%) of any New Capital received by Borrower.”

2.2 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are added or amended in their entirety and replaced with the following:

“First Amendment Effective Date” is September 29, 2014.

“New Equity” means net cash proceeds received by Borrower after the First Amendment Effective Date from the sale of Borrower’s equity securities.

“New Subordinated Debt” means Subordinated Debt proceeds received by Borrower after the First Amendment Effective Date.

“Tangible Net Worth” is, on any date, without duplication, the consolidated total assets of Borrower and its Subsidiaries minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, Patents, Trademarks, Copyrights, and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from consolidated total assets, minus (b) Total Liabilities, plus (c) Warrant Liability, plus (d) Subordinated Debt.

“Warrant Liability” means Borrower’s liability in connection with warrants to purchase equity securities issued by Borrower, determined in accordance with GAAP.

2.3 Schedule 1 to the Compliance Certificate is hereby replaced with Schedule 1 attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

2

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the First Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorpni7ation, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) the due execution and delivery to Bank of updated Borrowing Resolutions for Borrower.

[Signature page follows.]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Impinj, Inc.

By:	/s/ Nathan Sackett	By:	/s/ Evan Fein
Name:	Nathan Sackett	Name:	Evan Fein
Title:	VP	Title:	CFO

SECOND AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 4 day of February, 2015, by and between Silicon Valley Bank (“Bank”) and Impinj, Inc., a Delaware corporation (“Borrower”) whose address is 701 N. 34th Street, Suite 300, Seattle, WA 98103.

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of March 26, 2014, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of September 29, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement

C. Borrower has requested that Bank amend the Loan Agreement to (i) extend additional credit, (ii) extend the Revolving Line Maturity Date, (iii) modify the financial covenants and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.2 (Term A Loan). Section 2.1.2 is amended in its entirety and replaced with the following:

“2.1.2 Term Loan

(a) Availability. On the Second Amendment Effective Date, Bank shall make a term loan to Borrower in an aggregate principal amount equal to Ten Million Five

Hundred Thousand Dollars ($10,500,000) (the “Term Loan”), the proceeds of which shall be used to (i) refinance all Indebtedness owing from Borrower to Bank under the Term A Loan and Term B Loan outstanding as of the Second Amendment Effective Date and then (ii) as working capital and to fund its general business requirements.

(b) Repayment. The Term Loan shall be “interest only” from the Second Amendment Effective Date through August 4, 2015 (the “Interest Only Period”), with interest due and payable in accordance with Section 2.3(e) hereof. Any amount of the Term Loan outstanding on August 4, 2015 shall be payable in (i) thirty-six (36) consecutive equal monthly installments of principal, plus (ii) monthly payments of accrued interest (the “Term Loan Payment”), beginning on September 1, 2015, and continuing on the last day of each month thereafter through the Term Loan Maturity Date. Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan. Once repaid, the Term Loan may not be reborrowed.

(c) Prepayment.

(i) Mandatory Prepayment Upon an Acceleration. If the Term Loan is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (a) all outstanding principal with respect to the Term Loan, plus accrued and unpaid interest thereon, (b) the Term Loan Prepayment Fee, and (c) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder in connection with the Term Loan.

(ii) Voluntary Prepayment. So long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay all, but not less than all, of the Term Loan, provided Borrower (a) delivers written notice to Bank of its election to prepay the Term Loan at least ten (10) days prior to such prepayment, and (b) pays, on the date of such prepayment (i) all outstanding principal with respect to the Term Loan, plus accrued and unpaid interest thereon, (ii) the Term Loan Prepayment Fee, and (iii) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder in connection with the Term Loan.”

2.2 Section 2.1.3 (Term B Loan). Section 2.1.3 of the Agreement is hereby deleted in its entirety.

2.3 Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(a) is hereby amended in its entirety and replaced with the following:

“(a) Interest Rate.

(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus the Applicable Margin which interest shall be payable monthly in accordance with Section 2.3(e) below.

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(ii) Term Loan. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to (a) two and one half of one percent (2.50%) above the Prime Rate during the Interest Only Period and (b) two percent (2.00%) above the Prime Rate after expiration of the Interest Only Period which interest shall, in either case, be pay able monthly in accordance with Section 2.3(e) below.”

2.4 Section 2.4 (Fees). Section 2.4 is amended in its entirety and replaced with the following:

“2.4. Fees. Borrower shall pay to Bank:

(a) Revolving Line Facility Fee. A fully earned, non-refundable facility fee in an amount equal to Twenty Thousand Dollars ($20,000) on the Second Amendment Effective Date;

(b) Term Loan Facility Fee. A fully earned, non-refundable facility fee in an amount equal to Thirty Six Thousand Seven Hundred Fifty Dollars ($36,750) on the Second Amendment Effective Date;

(c) Term Loan Prepayment Fee. The Term loan Prepayment Fee, if and when due hereunder;

(d) Unused Fee. A fee (the “Unused Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to one fifth of one percent (0.20%) per annum of the average daily unused portion of the Revolving Line taking into account all outstanding Credit Extensions thereunder, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Fee previously earned by Bank pursuant to this Section notwithstanding an) termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder;

(e) Collateral Monitoring Fee. For each month where a Streamline Period was not in effect at all times during such month, a monthly collateral monitoring fee of Five Hundred Dollars ($500), payable in arrears on the last day of each month (prorated for any partial month at the beginning and upon termination of this Agreement); and

(f) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) as of the Effective Date) incurred through and after the Effective Date, when due.”

2.5 Section 6.6 (Operating Accounts). Section 6.6(b) is amended in its entirety and replaced with the following:

“(b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any

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Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such (the “Excluded Accounts”).”

2.6 Section 6.7 (Financial Covenants). Section 6.7 is amended in its entirety and replaced with the following:

“6.7 Financial Covenants. Maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower:

(a) Tangible Net Worth. A Tangible Net Worth of not less than Five Hundred Thousand Dollars ($500,000) at all times beginning on December 31, 2014 and stepping up as of the last day of each quarter, beginning with the quarter ending March 31, 2015, by an amount equal to (without duplication) (X) fifty percent (50%) of Net Income (with no reduction for net loss), plus (Y) fifty percent (50%) of any New Capital received by Borrower.

(b) Liquidity Ratio. A ratio of (I) unrestricted cash at Bank or Bank’s Affiliates (subject to a Control Agreement) plus net Accounts receivable to (II) all Indebtedness (excluding Indebtedness owed to Bank from credit cards and outstanding letters of credit) owing from Borrower to Bank of not less than (i) 1.20 to 1.00 on the last day of each calendar quarter and (ii) 1.00:1.00 on the last day of the first two (2) months of each calendar quarter.”

2.7 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are hereby added or amended in their entirety and replaced with the following:

“New Equity” means net cash proceeds received by Borrower after the Second Amendment Effective Date from the sale of Borrower’s equity securities.

“New Subordinated Debt” means Subordinated Debt proceeds received by Borrower after the Second Amendment Effective Date.

“Revolving Line Maturity Date” is December 31, 2016.

“Second Amendment Effective Date” is February 4, 2015 or such later date as all conditions precedent to the effectiveness thereof have been met.

“Term Loan” is defined in Section 2.1.2.

“Term Loan Maturity Date” is August 1, 2018.

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“Term Loan Prepayment Fee” means a fee equal to (i) two percent (2.00%) of the principal amount of the Term Loan prepaid if the prepayment is on or prior to the first anniversary of the Second Amendment Effective Date and (ii) one percent (1.00%) of the principal amount of the Term Loan prepaid if the prepayment is after the first anniversary of the Second Amendment Effective Date but on or prior to the second anniversary of the Second Amendment Effective Date.

2.8 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are hereby deleted from the Agreement in their entireties:

“Term A Loan” , “Term A Loan Maturity Date”, “Term A Loan Prepayment Fee”, “Term B Loan”, “Term B Loan Interest Only Period”, “Term B Loan Maturity Date”, “Term B Loan Prepayment Fee”.

2.9 Section 13 (Definitions). Subsections (e) and (f) of the defined term “Eligible Accounts” set forth in Section 13.1 are hereby amended and restated in their entirety and replaced with the following:

“(e) Accounts owing from an Account Debtor which does not have its principal place of business in the United States other than (i)*** or in each case, any of their affiliates that have been approved in writing by Bank and only to the extent the value of such Accounts, together with the Accounts described in subsection (f) below, do not exceed Three Million Five Hundred Thousand Dollars ($3,500,000) in the aggregate and (ii) Eligible Foreign Accounts;

(f) Accounts billed and/or payable outside of the United States other than accounts where the account debtor is *** or in each case, any of their affiliates that have been approved in writing by Bank and only to the extent the value of such Accounts, together with the Accounts described in subsection (e)(i) above, do not exceed Three Million Five Hundred Thousand Dollars ($3,500,000) in the aggregate;”

2.10 Section 13 (Definitions). Subsection (c) of the defined term “Permitted Liens” set forth in Section 13.1 is hereby amended and restated in its entirety and replaced with the following:

“(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Three Million Five Hundred Thousand Dollars ($3,500,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;”

2.11 Exhibit A of the Agreement hereby is replaced with Exhibit A attached hereto.

2.12 Exhibit D of the Agreement hereby is replaced with Exhibit D attached hereto.

***	Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

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2.13 Schedule 1 to the Compliance Certificate is hereby replaced with Schedule 1 attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement., as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance b} Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

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4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and deliver} to Bank of this Amendment by each party hereto, (ii) the due execution and delivery to Bank of updated Borrowing Resolutions, and (iii) Borrower’s payment of all fees then due and owing and all Bank Expenses incurred through the date of this Amendment.

[Balance of Page intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Impinj, Inc.

By:	/s/ Nathan Sackett	By:	/s/ Evan Fein
Name:	Nathan Sackett	Name:	Evan Fein
Title:	VP	Title:	CFO

EXHIBIT A – COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property or (ii) or more than 65% of the issued and outstanding voting capital stock of any Subsidiary that is organized in a jurisdiction other than the United States or any state or territory thereof.

Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

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EXHIBIT D

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: IMPINJ, INC.

The undersigned authorized officer of Impinj, Inc. (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this dale except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Transaction Report, A/R & A/P Agings, Inventory Report, Deferred Revenue Report (if requested)	Monthly within 30 days	Yes No
Annual Projections	15 days after FYE	Yes No
409A Report	Within 30 days of completion	Yes No

Financial Covenant	Required	Actual	Complies
Maintain at all times
Minimum Tangible Net Worth	See Section 6.7(a)*	$	Yes No
Minimum Liquidity (end of quarter)	1.20: 1.00	:1.0	Yes No
Minimum Liquidity (last day of the first 2 months of each calendar quarter)	1.00: 1.00	:1.0	Yes No

*	stepping up as of the last day of each quarter, beginning March 31, 2015, by an amount equal to (without duplication) (i) fifty percent (50%) of Net Income (with no reduction for Net Loss), plus (ii) fifty percent (50%) of any New Capital received by Borrower

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

IMPINJ, INC.

By:

Name:

Title:

BANK USE ONLY

Received by:

AUTHORIZED SIGNER
Date:

Verified:

AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

Tangible Net Worth (Section 6.7(a))

Required:            A Tangible Net Worth of not less than Five Hundred Thousand Dollars ($500,000) from December 31, 2014 and thereafter, in any case stepping up as of the last day of each quarter, beginning March 31, 2015, by an amount equal to (without duplication) (X) fifty percent (50%) of Net Income (with no reduction for net loss), plus (Y) filly percent (50%) of any New Capital received by Borrower.

Actual:

A.	Aggregate value of total assets of Borrower and its Subsidiaries	$

B.	Aggregate value of goodwill of Borrower and its Subsidiaries	$

C.	Aggregate value of intangible assets of Borrower and its Subsidiaries	$

D.	Aggregate value of obligations owing to Borrower from officers or Affiliates	$

E.	Aggregate value of any reserves not already deducted from consolidated total assets	$

F.	Total Liabilities	$

G.	Warrant Liability	$

H.	Aggregate value of Subordinated Debt	$

I.	Tangible Net Worth (line A minus line B minus line C minus line D minus line E minus line F plus line G plus line H)	$

Is line I equal to or greater than the amount required above?

                 No, not in compliance                                                                                       Yes, in compliance

Liquidity Ratio (Section 6.7(b))

Required:            A ratio of (I) unrestricted cash at Bank or Bank’s Affiliates (subject to a Control Agreement) plus net Accounts receivable to (II) all Indebtedness (excluding Indebtedness owed to Bank from credit cards and outstanding letters of credit) owing from Borrower to Bank of not less than (i) 1.20 to 1.00 on the last day of each calendar quarter and (ii) 1.00:1.00 on the last day of the first two (2) months of each calendar quarter.

Actual (quarter end):

A.	Aggregate value of Borrower’s unrestricted cash at Bank or Bank Affiliates subject to a Control Agreement	$

B.	Aggregate value of net Accounts receivable of Borrower	$

C.	Liquidity (line A plus line B)	$

D.	Aggregate value of all Indebtedness owing from Borrov.er to Bank	$

E.	Liquidity Ratio (line C divided by line D)		:1.00

Is line E equal to or greater than or equal to the amount required above as of the end of the quarter.

                 No, not in compliance                                                                                       Yes, in compliance

Actual (last day of the first two (2) months of each calendar quarter):

A.	Aggregate value of Borrower’s unrestricted cash at Bank or Bank Affiliates subject to a Control Agreement	$

B.	Aggregate value of net Accounts receivable of Borrower	$

C.	Liquidity (line A plus line B)	$

D.	Aggregate value of all Indebtedness owing from Borrower to Bank	$

E.	Liquidity Ratio (line C divided by line D		:1.00

Is line E equal to or greater than or equal to the amount required as of the end of each month.

                 No, not in compliance                                                                                       Yes, in compliance

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EXHIBIT E

BORROWING RESOLUTIONS

CORPORATE BORROWING CERTIFICATE

BORROWER: IMPINJ, INC.	DATE: February 4, 2015
BANK: Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware,

3. Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 &poke. Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, chose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Evan Fein	CFO	/s/ Evan Fein	☒
Chris Diorio	CEO	/s/ Chris Diorio	☐
Eric Brodersen	COO/President	/s/ Eric Brodersen	☐
☐

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RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Bank.

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit. Apply for letters of credit from Bank.

Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above a resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

IMPINJ, INC.

By:	/s/ Evan Fein
Name:	Evan Fein
Title:	CFO

If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the         CEO         of the of Borrower, hereby certify as to paragraphs 1 through 5 above,

            [print title]

as of the date set forth above.

By:	/s/ Chris Diorio
Name:	Chris Diorio
Title:	CEO

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THIRD AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 17th day of April, 2015, by and between Silicon Valley Bank (“Bank”) and Impinj, Inc., a Delaware corporation (“Borrower”) whose address is 701 N. 34th Street, Suite 300, Seattle, WA 98103.

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of March 26, 2014, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of September 29, 2014 and that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of February 4, 2015 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Bank and Borrower have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.2 (Term Loan). Section 2.1.2(b) is amended in its entirety and replaced with the following:

“(b) Repayment. The Term Loan shall be “interest only” from the Second Amendment Effective Date through August 4, 2015 (the “Interest Only Period”), with interest due and payable in accordance with Section 2.3(e) hereof. Any amount of the Term Loan outstanding on August 4, 2015 shall be payable in (i) thirty-six (36) consecutive equal monthly installments of principal, plus (ii) monthly payments of accrued interest (the “Term Loan Payment”), beginning on September 1, 2015, and continuing on the first day of each month thereafter through the Term Loan Maturity Date. Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan. Once repaid, the Term Loan may not be reborrowed.”

2.2 Section 2.3 (Payment of Interest on the Credit Extensions). The first sentence of Section 2.3(e) is amended in its entirety and replaced with the following:

“(i) Interest with respect to the Advances is payable monthly on the last calendar day of each month and (ii) interest with respect to the Term Loans is payable monthly on the first calendar day of each month and shall, in either case, be computed on the basis of a Three Hundred Sixty (360) day year for the actual number of days elapsed.”

3. Limitation of Amendment.

3.1 The amendment set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

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4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Impinj, Inc.

By:	/s/ Nathan Sackett	By:	/s/ Evan Fein
Name:	Nathan Sackett	Name:	Evan Fein
Title:	VP	Title:	CFO

FOURTH AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 25th day of September, 2015, by and between SILICON VALLEY BANK (“Bank”) and IMPINJ, INC., a Delaware corporation (“Borrower”) whose address is 701 N. 34th Street, Suite 300, Seattle, WA 98103.

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of March 26, 2014, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of September 29, 2014, that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of February 4, 2015 and that certain Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of April 17, 2015 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Bank and Borrower have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.2 (Financial Statements, Reports, Certificates). Subsection (h) of Section 6.2 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“(h) Projections. As soon as available, but no later than fifteen (15) days after the last day of Borrower’s fiscal year, an annual operating plan approved by Borrower’s board of directors.”

2.2 Section 6.7 (Financial Covenants). Section 6.7 hereby is amended and restated in its entirety and replaced with the following:

“6.7 Financial Covenants. Maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower:

(a) Tangible Net Worth. A Tangible Net Worth of not less than One Million Five Hundred Thousand Dollars ($1,500,000) at all times stepping up as of the last day of each quarter by an amount equal to (without duplication) (X) fifty percent (50%) of Net Income (with no reduction for net loss), plus (Y) fifty percent (50%) of any New Capital received by Borrower; provided, however, notwithstanding the foregoing, the required Tangible Net Worth will not step up in accordance with the above in connection with Borrower’s receipt of up to Five Million Dollars ($5,000,000) of net cash proceeds from the sale of Borrower’s Subordinated Debt securities in September, 2015.

(b) Liquidity Ratio. A ratio of (I) unrestricted cash at Bank or Bank’s Affiliates (subject to a Control Agreement) plus net Accounts receivable plus the lesser of (a) fifty percent (50%) of Eligible Inventory or (b) Four Million Dollars ($4,000,000), to (II) all Indebtedness (excluding Indebtedness owed to Bank from credit cards and outstanding letters of credit) owing from Borrower to Bank of not less than (i) 1.20 to 1.00 on the last day of each calendar quarter and (ii) 1.00 to 1.00 on the last day of the first two (2) months of each calendar quarter.”

2.3 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are hereby added or amended in their entirety and replaced with the following:

“Borrowing Base” is (i) eighty five percent (85%) of Eligible Accounts plus (ii) the lesser of (a) fifty percent (50%) of Eligible Inventory or (b) Four Million Dollars ($4,000,000), all as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may, upon fifteen (15) days’ prior written notice, decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect such Eligible Accounts or Eligible Inventory.

“Fourth Amendment Effective Date” is September 25, 2015.

“New Equity” means net cash proceeds received by Borrower after the Fourth Amendment Effective Date from the sale of Borrower’s equity securities.

“New Subordinated Debt” means Subordinated Debt proceeds received by Borrower after the Fourth Amendment Effective Date.

“Revolving Line” is an Advance or Advances in an amount equal to Fifteen Million Dollars ($15,000,000).

2.4 Section 13 (Definitions). Subsections (e) and (f) of the defined term “Eligible Accounts” set forth in Section 13 of the Loan Agreement hereby are amended and restated in their entirety and replaced with the following:

“(e) Accounts owing from an Account Debtor which does not have its principal place of business in the United States other than (i) *** or in each case, any of their affiliates that have been approved in writing by Bank and only to the extent the value of such Accounts, together with the Accounts described in subsection (f) below, do not exceed Five Million Dollars ($5,000,000) in the aggregate and (ii) Eligible Foreign Accounts;

(f) Accounts billed and/or payable outside of the United States other than accounts where the account debtor is *** or in each case, any of their affiliates that have been approved in writing by Bank and only to the extent the value of such Accounts, together with the Accounts described in subsection (e)(i) above, do not exceed Five Million Dollars ($5,000,000) in the aggregate;”

***	Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

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2.5 Section 13 (Definitions). The defined terms “Permitted Investments” set forth in Section 13.1 of the Loan Agreement hereby is amended by amending and restating subsections (h) and (i) in their entirety and adding new subsection (j) to read as follows:

“(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;

(i) Investments by Borrower in Impinj UK Ltd. in an amount not to exceed £250,000 per month; and

(j) Investments in an amount not to exceed Fifty Thousand Dollars ($50,000) in any calendar year.”

2.6 Section 13 (Definitions). Subsection (c) of the defined term “Permitted Liens” set forth in Section 13 of the Loan Agreement hereby is amended and restated in their entirety and replaced with the following:

“(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Four Million Five Hundred Thousand Dollars ($4,500,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;”

2.7 Section 13 (Definitions). The defined term “Permitted Liens” set forth in Section 13 of the Loan Agreement is hereby amended by amending and restating subjections (j) and (k) and adding the following new clause (l) to read as follows:

“(j) Intentionally Omitted;

(k) Liens in favor of other financial institutions arising in connection with (i) the Excluded Accounts and (ii) Borrower’s other deposit and/or securities accounts held at such institutions, provided that in the case of accounts described in clause (ii) above, Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts; and

(l) Liens on the Collateral securing Subordinated Debt.”

2.8 Exhibit D to the Loan Agreement hereby is replaced with Exhibit D attached hereto.

3. Limitation of Amendment.

3.1 The amendments set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

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4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date or thereafter remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto, (ii) the due execution and delivery to Bank of updated Borrowing Resolutions in the form attached hereto, (iii) a Subordination Agreement granted in favor of Bank from SG ENTERPRISES II, LLC in form and substance satisfactory to Bank, and (iv) Borrower’s payment to Bank of (a) an amendment fee in the amount of Twenty-Five Thousand Dollars ($25,000) and (b) all fees then due and owing and all Bank Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		IMPINJ, INC.

By:	/s/ Eric Jacobson	By:	/s/ Evan Fein
Name:	Eric Jacobson	Name:	Evan Fein
Title:	Managing Director	Title:	CFO

[Signature Page to Fourth Amendment to Second Amended and Restated Loan and Security Agreement]

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	IMPINJ, INC.

The undersigned authorized officer of Impinj, Inc. (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending              with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Transaction Report, A/R & A/P Agings, Inventory Report, Deferred Revenue Report (if requested)	Monthly within 30 days	Yes No
Annual Projections	15 days after FYE	Yes No
409A Report	Within 30 days of completion	Yes No

Financial Covenant	Required	Actual	Complies
Maintain at all times
Minimum Tangible Net Worth	See Section 6.7(a)*	$	Yes No
Minimum Liquidity (end of quarter)	1.20 : 1.00	:1.0	Yes No
Minimum Liquidity (last day of the first 2 months of each calendar quarter)	1.00 : 1.00	:1.0	Yes No

*	stepping up as of the last day of each quarter by an amount equal to (without duplication) (i) fifty percent (50%) of Net Income (with no reduction for Net Loss), plus (ii) fifty percent (50%) of any New Capital received by Borrower; provided, however, notwithstanding the foregoing, the required Tangible Net Worth will not step up in accordance with the above in connection with Borrower’s receipt of up to Five Million Dollars ($5,000,000) of net cash proceeds from the sale of Borrower’s Subordinated Debt securities in September, 2015.

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The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

IMPINJ, INC.

By:
Name:
Title:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER
Date:

Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

Tangible Net Worth (Section 6.7(a))

Required:             A Tangible Net Worth of not less than One Million Five Hundred Thousand Dollars ($1,500,000), stepping up as of the last day of each quarter by an amount equal to (without duplication) (X) fifty percent (50%) of Net Income (with no reduction for net loss), plus (Y) fifty percent (50%) of any New Capital received by Borrower; provided, however, notwithstanding the foregoing, the required Tangible Net Worth will not step up in accordance with the above in connection with Borrower’s receipt of up to Five Million Dollars ($5,000,000) of net cash proceeds from the sale of Borrower’s Subordinated Debt securities in September, 2015.

Actual:

A.	Aggregate value of total assets of Borrower and its Subsidiaries	$

B.	Aggregate value of goodwill of Borrower and its Subsidiaries	$

C.	Aggregate value of intangible assets of Borrower and its Subsidiaries	$

D.	Aggregate value of obligations owing to Borrower from officers or Affiliates	$

E.	Aggregate value of any reserves not already deducted from consolidated total assets	$

F.	Total Liabilities	$

G.	Warrant Liability	$

H.	Aggregate value of Subordinated Debt	$

I.	Tangible Net Worth (line A minus line B minus line C minus line D minus line E minus line F plus line G plus line H)	$

Is line I equal to or greater than the amount required above?

No, not in compliance	Yes, in compliance

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Liquidity Ratio (Section 6.7(b))

Required:         A ratio of (I) unrestricted cash at Bank or Bank’s Affiliates (subject to a Control Agreement) plus net Accounts receivable plus the lesser of (a) 50% of Eligible Inventory or (b) $4,000,000 to (II) all Indebtedness (excluding Indebtedness owed to Bank from credit cards and outstanding letters of credit) owing from Borrower to Bank of not less than (i) 1.20 to 1.00 on the last day of each calendar quarter and (ii) 1.00:1.00 on the last day of the first two (2) months of each calendar quarter.

Actual (quarter end):

A.	Aggregate value of Borrower’s unrestricted cash at Bank or Bank Affiliates subject to a Control Agreement	$

B.	Aggregate value of net Accounts receivable of Borrower	$

C.	The lesser of (a) 50% of Eligible Inventory or (b) $4,000,000	$

D.	Liquidity (line A plus line B plus line C)	$

E.	Aggregate value of all Indebtedness owing from Borrower to Bank	$

F.	Liquidity Ratio (line D divided by line E)	:1.00

Is line F equal to or greater than or equal to the amount required above as of the end of the quarter.

                 No, not in compliance                                                                                       Yes, in compliance

Actual (last day of the first two (2) months of each calendar quarter):

A.	Aggregate value of Borrower’s unrestricted cash at Bank or Bank Affiliates subject to a Control Agreement	$

B.	Aggregate value of net Accounts receivable of Borrower	$

C.	The lesser of (a) 50% of Eligible Inventory or (b) $4,000,000

D.	Liquidity (line A plus line B plus line C)	$

E.	Aggregate value of all Indebtedness owing from Borrower to Bank	$

F.	Liquidity Ratio (line D divided by line E)	:1.00

Is line F equal to or greater than or equal to the amount required as of the end of each month.

                 No, not in compliance                                                                                       Yes, in compliance

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BORROWING RESOLUTIONS

CORPORATE BORROWING CERTIFICATE

BORROWER: IMPINJ, INC.	DATE: September 25, 2015
BANK: Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Evan Fein	CFO	/s/ Evan Fein	☒
Yukio Morikubo	General Counsel	/s/ Yukio Morikubo	☐
☐
☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Bank.

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit. Apply for letters of credit from Bank.

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Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

IMPINJ, INC.

By:	/s/ Evan Fein
Name:	Evan Fein
Title:	CFO

*	If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the General Counsel of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

              [print title]

By:	/s/ Yukio Morikubo
Name:	Yukio Morikubo
Title:	General Counsel